UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 10, 2024
EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Research Drive, Shelton, Connecticut 06484
(Address of principal executive offices)

203-944-5500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EPC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 10, 2024, the Board of Directors (the "Board") of Edgewell Personal Care Company (the "Company") voted to increase the size of the Board effective September 10, 2024 (the “Effective Date”) from 10 to 11 members and elected Ms. Stephanie Stahl to serve as a director of the Company as of the Effective Date to fill the vacancy, with a term expiring at the Company’s 2025 Annual Meeting of Shareholders. Ms. Stahl will serve on the Audit Committee and Human Capital and Compensation Committee of the Board.

Stephanie Stahl, age 57, currently serves as a Senior Advisor to Boston Consulting Group, Consumer & Climate, a position she has held since August 2022. Ms. Stahl previously served as Global Marketing and Strategy Officer of Coach, Inc. from 2012 to 2015. Prior to that, she served as the Chief Executive Officer of Tracy Anderson Mind & Body, LLC from 2010 to 2011, Executive Vice President, Chief Marketing Officer of Revlon, Inc. from 2003 to 2006, Partner and Managing Director of The Boston Consulting Group, Inc. from 1998 to 2003. Ms. Stahl is also the founder of an investment and advisory company, Studio Pegasus LLC. Ms. Stahl serves on the Board of Directors of Carter’s Inc., Dollar Tree, Inc., and Newell Brands, Inc. Ms. Stahl holds a bachelor of science in quantitative economics from Stanford University and a master’s in business administration, with distinction, from the Harvard Business School.

Ms. Stahl will be compensated on the same basis as all other non-employee directors of the Company, as described under “Director Compensation” in the Company's Proxy Statement for its 2024 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on December 20, 2023. Ms, Stahl will receive a pro rata share of the annual director compensation for the remainder of the 2024 calendar year. Ms. Stahl will enter into an indemnification agreement with the Company, in the form previously entered into by the Company with its current directors, a copy of which was listed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

There is no arrangement or understanding between Ms. Stahl and any other person pursuant to which she was appointed as a director of the Company. There has been no transaction, or proposed transaction, since October 1, 2022, to which Ms. Stahl or any member of her immediate family had, or is to have, a direct or indirect material interest or any other related transaction with the Company within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between Ms. Stahl and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become executive officers or directors

Item 7.01 Regulation FD Disclosure.
On September 12, 2024, the Company issued a press release announcing the appointment of Ms. Stahl as a director of the Company. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Edgewell Personal Care Company issued on September 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY

By: /s/ LaTanya Langley
LaTanya Langley
Chief People and Legal Officer and Corporate Secretary

Dated: September 12, 2024